Consent of Independent Accountants


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-8  (No.  33-88686,  333-67559,  333-2654,  333-37356)  of
Covenant Transport, Inc. of our report dated May 12, 2000, relating to the financial statements of Covenant Transport, Inc. 401(k) and Profit Sharing Plan, which appears in this Form 11-K.



/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Knoxville, Tennessee
June 27, 2000